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                                                                    Exhibit 10.3










                        DIAMOND CABLE COMMUNICATIONS PLC



                                NICHOLAS MILLARD







                       ==================================

                               SERVICE AGREEMENT

                       ==================================
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THIS AGREEMENT made on 1 July 1995.

BETWEEN;

DIAMOND CABLE COMMUNICATIONS PLC (Company number      ) a company incorporated
under the laws of England and Wales with registered office at Diamond Plaza, Daleside Road, Nottingham NG2 3GG (the Company); and

NICHOLAS R MILLARD of Beech End, Woodlands Glade, Beaconsfield, Buckinghamshire HP9 1JZ (the Executive).


IT IS HEREBY AGREED as follows;

DEFINITIONS

1.   In this Agreement;

the Board means the board of directors of the Company or a duly constituted committee thereof;

Effective Date mean 1 July 1995;

the Employment means the employment established by this Agreement;

Group Company means any of (i) the Company, (ii) any holding company (as defined in section 736 of the Companies Act 1985 as amended) from time to time of the Company, (iii) any subsidiary (as defined in section 736 of the Companies Act 1985 as amended) from time to time of the Company or any such holding company,
(iv) any subsidiary undertaking (as defined in section 258 of the Companies) from time to time of the Company or of any such holding company and, (v) any associated company from time to time of the Company or of any such holding company.

EMPLOYMENT

2.1 The Company will employ the Executive and the Executive will serve the Company and its subsidiaries as Chief Financial Officer.

2.2 The Employment commenced on the Effective Date and, subject to clause 12 below, will continue unless terminated by either;

(a)  the Company giving not less than 24 months prior written notice; or

(b)  The Executive giving not less than 6 months prior written notice.

2.3 The Employment will automatically terminate upon the day on which the Executive attains the age of 65 years or such age as may for the time being be determined by the Company as the retirement age for executive directors.
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2.4  There is no employment with a previous employer which counts as part of the Executive's period of continuous employment for statutory purposes, which commenced on the Effective Date.

DUTIES

3.1 The Executive will serve the Company as Chief Financial Officer and will perform such other duties consistent with his position as may be assigned to him from time to time. The Executive will perform the duties assigned to him and will comply with all reasonable directions made by or under the authority of the Board. The Executive may also be required in pursuance of his Employment and without further remuneration to be engaged in work on behalf of any other Group Company.

3.2 At all times during the Employment, the Executive will well and faithfully serve the Company and, to the extent required under clause 3.1 above, any other Group Company, and will use his utmost endeavours to promote its or their interests, and during hours which he is required to work pursuant to clause 10 will devote such of his time, attention and abilities as are necessary to perform his duties under this Agreement.

3.3 During the Employment, the Executive will not (without the written consent of the Board) remain or become a director of any corporation (which is not a Group Company), nor, subject to sub-clause 3.4 below, will be he be directly or indirectly engaged, concerned or interested in any other business, trade or occupation.

3.4 None of the restrictions in clause 3.3 above, is intended to prevent the Executive from having an interest (as defined by Schedule 13 Companies Act 1985) in any securities (such term to include any stocks, shares and debentures) unless they are securities to which both conditions (a) and (b), apply, namely:

(a) the company which issued the securities carries on, or is the holding company of a company carrying on, a business which is similar to or competitive with any business for the time being carried on by the Company or any Group Company; and

(b) the securities are not listed or quoted on a Stock Exchange (excluding for the avoidance of doubt, the Unlisted Securities Market or any over-the-counter market) or, if they are so listed or quoted, they represent more than 3 per cent. in nominal value or (in the case of securities not having a nominal value) in number of a class of securities which are not so listed or quoted.

PLACE OF WORK

4.1 The Executive will perform his duties a the principal offices of the Company from time to time. However, the Company reserves the right to require the Executive to move to work at any location in the United Kingdom as the Company may reasonably from time to time decide. If, in accordance with this clause, the Company requires the Executive to change his residence, the Company will reimburse the Executive such removal and other incidental expenses as the Company considers fair and reasonable in the circumstances.
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4.2  The Executive may be required from time to time to travel in the United
Kingdom and overseas in the proper performance of his duties.

SALARY

5.1 The Executive's initial salary is pound sterling 100,000 per annum (less deductions for income tax and national insurance), payable in arrears in equal monthly instalments on the last day of each month. Salary will accrue from day to day.

5.2 The Executive's salary will be reviewed by the Board no less frequently than annually (commencing 1 July 1996) and shall be increased by such amount as the Board may in it's absolute discretion, from time to time, decide and notify to the Executive in writing.

5.3 The Executive's salary is inclusive of any remuneration to which he may be entitled as director of the Company or of any other Group Company.

BONUS

6. The Executive is entitled, subject to the conditions below, to a Performance Related Bonus of up to 50% of his salary (less deduction for income tax and national insurance) for each complete calendar tear of service, which will be paid on or before 31 January in the following year. The size of the bonus, if any, due to the Executive under this clause will depend upon the performance of the Executive and/or the Company in relation to financial and other targets agreed between the Company and the Executive at the beginning of that calendar year. The bonus is not pensionable.

SHARE OPTIONS

7. Subject to the terms of the diamond Cable communication Senior Management Option Scheme, the Executive has been granted stock option in respect of 60,000 shares in the company.

EXPENSES

8.1 The Executive will receive a housing allowance of pound sterling 650,00 (subject to tax and other deductions required by law) for a period of three years from the Effective Date.

8.2 During the period of three years from the Effective Date, the Company will lend or procure the loan to the Executive of a colour television set, a video cassette recorded and a stereo system including a compact disc player. The Executive will take good care of such equipment. The Executive shall return such equipment to the Company on the earliest of 30 June 1998 or the date of termination of the Employment (howsoever caused).

8.3 The Company ore another Group Company will reimburse any travelling, hotel, entertainment and other out-of-pocket expenses properly and reasonably incurred by the Executive in the course of the Employment in accordance with the relevant rules of the Company for the time being in force subject to production of receipts or other evidence of payment.
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COMPANY CAR

9.1 During the Employment, the Company will provide the Executive with a motor car of an age and type appropriate (in the opinion of the Board) to his status, being a Ford Scorpio or similar, for the Executive's business and personal use and will bear the cost of fuel (in accordance with the terms of the Company's fuel card arrangements) and the expenses of taxing, insuring, repairing and maintaining such car. The car will be replaced from time to time in accordance with the Company's car policy.

9.2 The Executive will take good care of the vehicle and will procure that the provisions and conditions of any policy of insurance are observed in all respects and will comply in full with the provisions of the Company's car policy from time to time. In the event of any failure on the part of the Executive to comply with the provisions of this clause 9.2 or if at any time the Executive loses his driving licence, the Company reserves the right to require the Executive to return his company car, and shall be under no obligation to provide any replacement benefit.

PENSION SCHEME & INSURANCE BENEFITS

The Executive will be eligible for membership of the Diamond Cable Executive Pension Scheme, an occupational scheme which will seek exempt approval under Chapter 1, Part XIV of the Income and Corporation Taxes Act 1988.

10.1 The Company agrees to pay contributions to the Executive Pension Scheme or, prior to it's establishment, such other personal pension scheme as provided by the Company for the benefit of the Executive, equal to at least 6% per annum of gross salary before any reduction resulting from the voluntary sacrifice of pay by the Executive subject to Inland Revenue maxima. The Company will pay such contributions in monthly instalments.

10.2 A contracting-out certificate is not in force in respect of the Employment.

10.3 The Company will provide life assurance cover based upon three times the Executive's salary at the date of his death.

10.4 The Company will pay for the benefit of the Executive, his wife and any dependent children under 21, subscription to the Company's private health insurance scheme for the time being in force.

10.5 The Executive is entitled to become a member of the Company's Long Term Disability Insurance Scheme, upon the terms and subject to the conditions of the rules governing such scheme from time to time in force.

10.6 The Company will provide the Executive with Director's and Officer's Liability Insurance as the Company may, in its discretion, effect from time to time.
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HOURS OF WORK, HOLIDAYS & SICKNESS

11.1 The Executive will work the hours necessary or appropriate from time to time to carry out his duties properly and effectively (the Hours of work).

11.2 The Executive is entitled to 20 working days holiday (in addition to statutory holidays) with full salary in each calendar year during the Employment, to be taken at such time or times as may be approved by the Board. The right to holiday pay will accrue pro-rata at the rate of 1.66 days per month during each calendar year of the Employment. Up to 5 days holiday entitlement may be carried forward to the next calendar year (provided they are taken before 31 March in the next calendar year). There is a right to accrued holiday pay on the termination of the Employment.

11.3 Subject to clause 11.5, the Company will continue to pay the Executive at his normal rate of pay during any periods of absence through sickness or injury up to an aggregate maximum of 60 days.

11.4 Statutory Sick Pay (SSP) will be paid by the Company where appropriate in accordance with legislation in force at the time of absence. Any payment made by the Company under clause 11.3 will discharge its obligations to pay SSP.

11.5 The Executive will not be paid in respect of any period during which he has been absent (otherwise than by reason of sickness or injury) without leave.

11.6 The Company reserves the right to require the Executive to undergo a medical examination by a doctor appointed by the Company at any time (provided that the costs of such examination shall be paid by the Company).

TERMINATION & SUSPENSION

12.1 The Employment may be terminated by either party in accordance with clause 2.

12.2 Without prejudice to the Executive's right to salary and other benefits under this Agreement, the Company may, at any time, require the Executive (i) not to attend any premises of the Company or any Group Company and suspend him from the performance of any duties or obligations under this Agreement for all or any part of the notice period; and (ii) to resign immediately from any offices he may hold in the Company or any Group Company.

12.3 The Company may terminate the Employment summarily (but without prejudice to its rights and remedies for any breach of this agreement by the Executive) if;

(a) the Executive has committed or been engaged in or party to dishonesty or serious or persistent misconduct, in all cases whether or not in connection with or referable to the Employment; or
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(b)  the Executive is declared bankrupt or enters into any general composition or arrangement with or for the benefit of his creditors including a voluntary arrangement under the Insolvency Act 1986; or


(c) the Executive commits any material breach or non-observance of any of the terms of this Agreement or has conducted himself in such a way as to bring himself or the Company or any Group Company into disrepute; or


(d) the Executive is convicted of any arrestable criminal offence (other than an offence under road traffic legislation in the United Kingdom or elsewhere) for which he is sentenced to any term of imprisonment (whether immediate or suspended); or


(e) the Executive is or becomes disqualified from being a director by reason of an order made by any competent court.

This clause is without prejudice to any rights the Company may have at common law or otherwise to terminate the Employment summarily.

12.4 Without prejudice to clause 11.1, the Company may suspend the Executive from the Employment at any time on full salary, during any period in which the Company is carrying out an investigation in relation to any acts or defaults (or alleged or suspected acts or defaults) of the Executive.

12.5 If (whether due to illness or otherwise) the Executive is unable properly and effectively to perform his duties under this Agreement for a period or periods totalling 180 days in aggregate in any period of 12 months, the Company may, by giving written notice to the Executive, terminate the Employment on 6 months' notice provided that the Company shall withdraw such notice if during its currency, the Executive returns to full-time work and provides the Company with a medical certificate stating that he has fully recovered and that no occurrence of such incapacity may reasonably be anticipated.

12.6 Upon termination of the Employment for whatever reason (and whether in breach of contract or otherwise) the Executive will;

(a) deliver forthwith to the Company all books, documents, papers (including copies), materials, credit cards, his company car, car keys and all other property relating to the business of or belonging to the Company or to the Company which is in his possession or under his power or control;

(b) resign forthwith his position as a director of the Company (and any other Group Companies as the case may be) without compensation for loss of office such as director, and should the Executive fail to do so, he hereby irrevocably authorises the Company to appoint some person in his name and on his behalf to sign any documents and do anything or things necessary or requisite to give effect thereto;

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(c)   execute forthwith stock transfer forms in favour of the Company or any
      Group Company or such nominee or nominees as it or they shall appoint in respect of any nominee shares held by the Executive on behalf of the Company or any Group Company.

12.7 The Executive will not at any time after termination of the Employment represent himself as being in any way connected with or interested in the business of, or employed by, the Company or any Group Company.

CONFIDENTIALITY

13. Save insofar as such information is already in the public domain, the Executive will keep secret and will not at any time (whether during the Employment or thereafter) use for his own or another's advantage, or reveal to any person, firm, company or organisation and shall use his best endeavours to prevent the publication or disclosure of any information which the Executive knows or ought reasonably to have known to be confidential, concerning the business affairs of the Company or any other Group Company or any of its or their customers.

The restrictions on this clause shall not apply;

(a) to any disclosure or use authorised by the Board or required by law or by the Employment;

(b) so as to prevent the Executive from using his own personal skill in any business in which he may be lawfully engaged after the Employment is ended.

EXECUTIVE'S POSITION AS DIRECTOR

14. The Executive's duties as a director of the Company or any other Group Company are subject to the Articles of Association of the relevant company for the time being.

INTELLECTUAL PROPERTY

15. It shall be part of the Executive's normal duties or other duties specifically assigned to him (whether or not during normal working hours and whether or not performed at the Executive's normal place of work) at all times to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company with which he is concerned or for which he is responsible might be improved and to originate designs (whether registrable or not) or patentable work or other work in which copyright may subsist. Accordingly:

(a) the Executive shall forthwith disclose full details of the same in confidence to the Company and shall regard himself in relation thereto as a trustee for the Company;

(b) all intellectual property rights in such designs or work shall vest absolutely in the Company which shall be entitled, so far as the law permits, to the exclusive use thereof;

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(c)   notwithstanding (b) above, the Executive shall at any time assign to the
      Company the copyright (by way of assignment of copyright) and other intellectual property rights, if any, in respect of all works written originated conceived or made by the Executive (except only those works) written, originated, conceived or made by the Executive wholly outside his normal working hours hereunder and wholly unconnected with his service hereunder) during the continuance of his employment hereunder; and

(d) the Executive agrees and undertakes that at any time during or after the termination of his employment, he will execute such deeds or documents and do all such acts and things as the Company may deem necessary or desirable to substantiate it's rights in respect of the matters referred to above including for the purposes of obtaining letters patent or other privileges in all such countries as the Company may require.


GRIEVANCE & DISCIPLINARY PROCEDURE

16.1 If, at any time, the Executive has any grievance relating to the Employment, he may seek redress orally or in writing by, in the first instance referring the grievance to the Chief Executive of the Company. If the grievance is not thereby resolved, the Executive may appeal the Board and the Board shall deal with the matter by discussion and by majority decision of those present at the relevant meeting of the Board and their decision shall be binding.

16.2 A copy of the disciplinary rules and procedures of the Company in force from time to time can be obtained from the Director of Human Resources. The rules and procedures do not form part of the Executive's contract of employment.

WAIVER OF RIGHTS

17. If the Employment is terminated by either party and the Executive is offered re-employment by the Company or employment with another Group Company on terms no less favourable in all material respects than the terms of the Employment under this Agreement, the Executive shall have no claim against the Company in respect of such termination.

MISCELLANEOUS

18.1 This Agreement supersedes all other agreements both oral and in writing between the Company and the Executive (other than those expressly referred to herein). The Executive acknowledges that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out in this Agreement or expressly referred to in it as forming part of the Executive's contract of employment.

18.2 The Executive represents and warrants the Company that he will not by reason of entering into the Employment, or by performing any duties under this Agreement, be in breach of any terms of employment with a third party whether express or implied or of any other obligation binding on him.
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18.3  Any notice to be given under this Agreement to the Executive may be served by being handed to him personally or by being sent by recorded delivery first class post to him at his usual or last known address; and any notice to be given to the Company may be served by being left at or by being sent by recorded delivery first class post to its registered office for the time being. Any notice served by post shall be deemed to have been served on the day (excluding Sundays and statutory holidays) next following the date of posting and in proving such service it shall be sufficient proof that the envelope containing the notice was properly addressed and posted as a pre-paid letter by recorded delivery first class post.

18.4 Any reference in this Agreement to an Act of Parliament shall be deemed to include any statutory modification on re-enhancement thereof.

18.5 This Agreement is governed by and shall be construed in accordance with, the laws of England.






SIGNED as a DEED and            )
DELIVERED by the                )
EXECUTIVE in present of         )



SIGNED for and on behalf of     )
the COMPANY                     )